                            Exhibit 99.1
Tier Technologies, Inc.
Executive Performance Stock Unit Plan

1.           Eligibility

Executives nominated and approved by the Chief Executive Officer of Tier Technologies, Inc. (“Tier” or the “Company”) are eligible to participate in the Executive Performance Stock Unit Plan (the “Plan”). Section 16 Officers must be approved by both the Chief Executive Officer and Tier’s Compensation Committee for formal participation in the Plan.

2.    Effective Date of Plan

The effective date of the Plan is December 4, 2008(the “Effective Date”).

3.           Plan Term

The Plan shall run for a period of three (3) years from the Effective Date, and no performance share units (“PSUs”) shall be granted after such third anniversary.  Tier reserves the right at any time to amend, cancel or otherwise amend the Executive Performance Stock Unit Plan with or without notice to Participants, subject to the approval of the Board of Directors (the “Board”) or the Board’s Compensation Committee (the “Compensation Committee”).

4.           Incentive Opportunity

Participants are entitled to receive PSUs payable as provided in Section 9 under the Plan subject to the following terms and conditions over the effective term of the Plan:

4.1.
Approved Participants in the Plan who are existing and/or active employees of Tier as of the Effective Date shall, be awarded PSUs upon the achievement of specific share performance targets (“Share Price Performance Targets”) of $8.00, $9.50, $11 and $13 per share, if they then remain employed. PSUs are awarded in four (4) equal tranches aligned to those Share Price Performance Targets and will be paid at the share price as of the vesting date or the closing of a Change in Control, as appropriate.

For purposes of the Plan, “Change in Control” shall mean the first to occur after the Effective Date of:

(i)
any person, entity or affiliated group becoming the beneficial owner or owners of more than fifty percent (50%) of the outstanding equity securities of the Company, or otherwise becoming entitled to vote shares representing more than fifty percent (50%) of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (the “Voting Securities”);

(ii)
a consolidation or merger (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions would not be the holders immediately after such transaction or series of related transactions of at least fifty percent (50%) of the Voting Securities of the entity surviving such transaction or series of related transactions; or

(iii)	the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

4.2
Approved Participants in the Plan who are hired following the Effective Date are entitled to participate in the Plan based upon Tier’s average share price (calculated on the weighted share value for the quarter) as determined by the Compensation Committee in the quarter in which the Participant is eligible to participate in the Plan  subject to twenty five (25); fifty (50), seventy (75) and one hundred (100) percentage lift of the share price to establish the appropriate Share Price Performance Targets for that award. PSUs awarded will be in four equal tranches aligned with these Share Price Performance Targets and will be paid at the share price as of the vesting date or the closing of the Change in Control, as appropriate.

4.3
If the closing price of Company stock equals or exceeds a Share Price Performance Target for each trading day within any 60 consecutive calendar day period (a “Performance Period”), the Company will award the applicable number of PSUs described in Section 5 below as of the last day of the calendar quarter during which the Performance Period for which the target or targets were met ends, provided that, if more than one Share Price Performance Target is achieved in a Performance Period or in multiple Performance Periods ending during the same calendar quarter, the Participant shall be entitled to receive the awards for achieving all such targets on the last day of the applicable calendar quarter.  If the Company has a Change in Control during a calendar quarter and the value per share realized by the Company or its shareholders, as reasonably determined by the Board based on the transaction documents, equals or exceeds a Share Price Performance Target, that Change in Control value will determine the PSUs issued with respect to that quarter and, to the extent practicable, the Board shall issue the PSUs no later than immediately in advance of the effective time of the Change in Control, after taking into account the Change in Control, and any tranches that have not already been granted and that have lower targets will also be granted in connection with the Change in Control.

4.4	For Participants to be eligible for an award under Sections 4.1 or 4.2, Tier shares must be actively traded on NASDAQ or another established securities exchange throughout the Performance Period.

4.5	The measurement for the Performance Period will commence on the Effective Date or, for persons added after such date, the person’s date of eligibility.

4.6
All PSUs that have been awarded by the third anniversary of the Effective Date (and that do not expire under Section 4.7) shall fully vest on the earliest of (i) such third anniversary, (ii) such earlier date as Section 4.8 provides, or (iii) the second anniversary of a Change in Control that occurs after a PSU is granted.

4.7
If a Participant’s employment ends for any reason before he or she becomes entitled to some or all of the PSUs, he or she will forfeit any rights to receive unawarded PSUs. If the Participant’s employment ends prior to the full vesting of already awarded PSUs for any or no reason, except as provided in Section 4.8, all rights to the unvested PSUs will be forfeited as and from the effective date on which employment ends.

4.8
If a Participant’s employment ends within twenty four (24) months following a Change in Control as a result of the Participant’s death, the Company’s termination of his or her employment without Cause (including as a result of the Participant’s Disability), or his or her resignation for Good Reason, all PSUs that have previously been awarded will immediately and fully vest.

For purposes of the Plan, “Cause” shall have the meaning set forth in the Participant’s employment agreement (if any) or, if no such agreement or definition exists, shall mean a finding by the Company of:

(i)	a conviction of the Participant of, or a plea or guilty or nolo contendere by the Participant to any felony;

(ii)	an intentional violation by the Participant of federal or state securities laws;

(iii)	willful misconduct or gross negligence by the Participant that has or is reasonable likely to have a material adverse effect on the Company;

(iv)	a failure of the Participant to perform his or her reasonably assigned duties for the Company that has or is reasonably likely to have a material adverse effect on the Company;

(v)	a material violation by the Participant of any material provision of the Company’s Business Code of Conduct (or successor policies on similar topics) or any other applicable policies in place;

(vi)
a violation by the Participant of any provision of the Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement or equivalent agreement he or she has executed; or

(vii)	fraud, embezzlement, theft or dishonesty by the Participant against the Company,

provided that no finding of Cause shall be made pursuant to subsections (ii) – (vii) hereof unless the Company has provided the Participant with written notice stating with specificity the facts and circumstances underlying the allegations of Cause and the Participant has failed to cure such violation, if curable, within thirty (30) calendar days of receipt thereof.  The Board shall determine whether a violation is curable and/or cured in its reasonable discretion.

For purposes of the Plan, “Disability” means either (i) that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) that the Participant is by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the Company’s accident and health plan.  A Participant will be deemed disabled if either determined to be totally disabled by the Social Security Administration, or if determined to be disabled by the Company or under the Company’s disability insurance program, provided that such determination complies with the definition in the preceding sentence.

For purposes of the Plan, “Good Reason” shall have the meaning set forth in the Participant’s employment agreement (if any) or, if no such agreement or definition exists, shall mean, without the Participant’s prior written consent, the occurrence of any of the following events or actions:

(i)           any reduction in the base salary;

(ii)          any material diminution of the Participant’s duties, responsibilities,powers or authorities; or

(iii)         a material breach by the Company of any material provision of anemployment agreement.

provided that Good Reason shall not apply unless the Participant has provided the Company with written notice within ninety (90) days after the occurrence of such event or action stating with specificity the facts and circumstances underlying the allegations of Good Reason and the Company has failed to cure such violation within thirty (30) calendar days of receipt thereof, and the Participant actually resigns as a result of an uncured Good Reason within one hundred (120) days following the event or action giving rise to Good Reason.

4.9
After the Effective Date, the Board or Compensation Committee may replace any or all of the PSUs in its sole discretion with restricted stock, without any requirement to seek Participant consent for the replacement but subject to the following:

(i)	the Company must then have sufficient shares of common stock available for such issuance under, if required, a shareholder approved plan; and

(ii)
the replacement grants must cover the same number of shares and be subject to performance vesting based on the same Share Price Performance Targets and must otherwise vest following the terms of this Plan.

5.           Share Price Performance Targets; Stock Adjustments

The Company may issue PSUs under this Plan up to an initial grant of 800,000 shares of Tier common stock as approved on the Effective Date.  PSUs shall be awarded in equal tranches to all Participants as of the Effective Date in accordance with the following Share Price Performance Targets - $8.50, $9.00, $11.00 and $13.00 who are active employees of Tier at the time of the award.

PSUs shall be awarded by the Compensation Committee in accordance with the following Share Price Performance Targets to Participants who are deemed to be new hires following the Effective Date, i.e., based upon Tier’s average share price (calculated on the weighted share value for the quarter) as determined by the Compensation Committee in the quarter in which the Participant is eligible to participate in the Plan, subject to twenty five (25); fifty (50), seventy (75) and one hundred (100) percentage lift of the share price to establish the appropriate Share Price Performance Targets for that award.

The number of PSUs that will be earned in any tranche that are not yet issued or the number of PSUs that have been granted but not yet vested, as the case may be, shall be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares or any other change in capitalization.  In no event shall the Participant be eligible for more than one tranche of the PSUs at any Share Price Performance Target as determined by the trading price or Change in Control value or combination of either.  (In other words, if the Share Price Performance Target at Level 2 is met, the Participant would receive PSUs equivalent to the Level 2 tranche plus, if the Level 1 tranche had not previously been paid, PSUs equivalent to the Level 1 tranche.)

6.           Grant Date

PSUs will be granted under an appropriate grant agreement as of the date determined under Section 4.3 above.

7.           Withholding

All payments hereunder are subject to withholding for taxes and other required deductions in such manner as Tier determines appropriate.

8.           Deferred Payment

Payment may be delayed to a date after the vesting date where the Company reasonably anticipates that its deduction with respect to the payment under the PSUs would otherwise be limited or eliminated by application of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that such payment shall be made to the Participant (i) during the Participant's first taxable year, after the PSUs vest, in which the Company reasonably anticipates that the deduction of such payments will not be limited or eliminated by the application of Code Section 162(m), or, if later, (ii) during the period beginning with the Participant’s termination of employment and ending on the later of (A) the last day of the taxable year of the Company in which the Participant's termination of employment occurs or (B) the fifteenth (15th) day of the third month following the Participant's termination of employment.

9.           Manner of Payment

The Company intends to pay PSUs in cash in the pay period in which the grant becomes fully vested. The Company, acting through the Board or Compensation Committee, may instead issue shares of common stock of the Company in an amount equivalent to the value of the PSUs, if the Company has shares available for such issuance under, if required, a shareholder approved plan. Payments due to a Participant will be calculated based upon the share price as of the close of market on the date of vesting, provided that the per share value paid will be reduced, if necessary, to a maximum of value of $15 per share.  Payment shall be made in accordance with standard payroll guidelines and subject to appropriate withholdings and deductions. Participants whose employment is terminated following a Change in Control and who qualify for vesting under Section 4.8 shall be entitled to payment with their final pay in accordance with standard payroll procedures and applicable State guidelines. Calculation of PSU payments due to a Participant in the event of a Change in Control that does not result in termination of employment shall be based upon the share value per share realized by the Company or its shareholders, as reasonably determined by the Board based on the transaction documents, subject to a cap on payment value of $15 per share.

10.           Compliance with Section 409A

If and to the extent any portion of any payment, compensation or other benefit provided to the Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), as determined by the Company in accordance with its procedures, by which determination the Participant has agreed, by participating in this Plan, that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the earlier of (i) the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) or (ii) the tenth (10th) day following the Participant’s death (either, as applicable, the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.  For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise.  Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.  This Plan is intended to comply with the provisions of Section 409A and the Agreement shall, to the extent practicable, be construed in accordance therewith.  Terms defined in the Plan shall have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A.  In any event, the Company makes no representations or warranty and shall have no liability to the Participant or any other person, other than with respect to payments made by Tier in violation of the provisions of this Plan, if any provisions of or payments under this Plan are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.

11.           Administration

The Board may, at any time, designate its choice of persons, committees, or entities as the “Administrator” of the Plan.  The Administrator is responsible for the general operation and administration of the Plan and for carrying out the provisions thereof and has full discretion in interpreting and administering the provisions of the Plan in a manner consistent with the Board’s directions.  The Administrator may delegate such of its powers and duties as it determines appropriate to employees of the Company or to other persons or committees.  Without limiting the foregoing, any and all decisions of the Administrator made in connection with interpreting and administering the provisions of the Plan or of any Award shall, as long as they are not inconsistent with the provisions of this Plan, be final and binding on each Participant absent manifest error made with respect to non-discretionary computations only.

12.           Effect on Other Plans

Whether the accrual or payment of the amounts under the Plan causes a Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

13.           Nontransferability

Neither the Participants nor anyone claiming an interest through him, her, or them will have any right to assign, pledge, or otherwise transfer the right to receive a payment under the Plan.  Any rights to such payments are expressly declared to be non-assignable and nontransferable.  Unless the law requires otherwise, no unpaid amounts will be subject to attachment, alienation, garnishment, or execution, or be transferable if the Participant becomes bankrupt or insolvent, for the satisfaction of the debts of, or other obligations or claims against, the Participant or any person or entity claiming an interest through him or them, including claims for alimony, support, or separate maintenance.

14.           No Employment Contract

Nothing contained in the Plan constitutes an employment contract between the Company and any Participant.  The Plan does not give a Participant any right to remain in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate the Participant’s employment.

15.           ERISA Treatment

The Company intends that the Plan be exempt from regulation under the Employee Retirement Income Security Act of 1974 (“ERISA”).  The Company and the Administrator must at all times interpret and administer the Plan in a manner consistent with that exemption.

16.           Limitations on Liability

Notwithstanding any other provisions of the Plan, no individual acting as a director, manager, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity.  The Company will indemnify and hold harmless each director, manager, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud, willful misconduct, criminal conduct or bad faith.

17.           Effect on and of Transactions

The Company and its affiliates retain full authority to enter into any transactions involving the Company and the business without any consent from any Participant in his capacity as such.  The existence of the Plan does not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets, and no Participant shall have any claim against the Company by reason of any such action or transaction or the fact that such action or transaction had an effect (adverse or otherwise) on the calculation of Share Price Performance Targets or otherwise on any PSU.

18.           Unfunded: Unsecured

This Plan will at all times be entirely unfunded and no provision will at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder.  Additionally, nothing contained herein may be construed as giving a Participant, his or her beneficiary, or any other person, any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.  As to any claim for any unpaid amounts under this Plan, a Participant, his or her beneficiary, and any other person having a claim for payment will be unsecured creditors.

19.           Dispute Resolution

Any action to enforce, arising out of or in connection with, or relating in any way to any of the provisions of this Plan shall be brought in any state or federal court otherwise having jurisdiction that is located in Fairfax County, Virginia, and, as a condition to receiving and retaining an Award, each Participant consents to the jurisdiction of such courts located in Fairfax County, Virginia and agrees not to argue that any such court is an inconvenient forum.

20.           Applicable Law

The laws of the Commonwealth of Virginia (other than its choice of law provisions) govern the Plan and its interpretation.